SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.  20549


                        FORM 8-K/A


                      CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of Earliest Event Reported): August 15, 1997


                    TRANSIT GROUP, INC.
  (Exact name of Registrant as specified in its charter)


Florida                       33-30123-A                  59-2576629
(State or other         (Commission File No.)          (IRS Employer
jurisdiction of                                  Identification No.)
incorporation or
organization)






            3350 Cumberland Circle, Suite 1900
                  Atlanta, Georgia 30339
  (Address of principal executive offices, including zip code)








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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
     On August 15, 1997, Transit Group, Inc. ("Transit Group"), formerly known as "General Parcel Service, Inc."consummated the acquisition of Service Express, Inc., an Alabama corporation ("Service Express"). Pursuant to the Agreement and Plan of Reorganization executed at closing, a wholly-owned Alabama subsidiary of Transit Group was merged with and into Service Express in a reverse triangular merger, with Service Express remaining as the surviving corporation of the merger. Upon consummation of the merger, all of the outstanding common stock of Service Express was converted into 903,226 shares of Transit Group common stock.

     In addition, on August 15, 1997, Transit Group consummated the acquisition of Capitol Warehouse, Inc., a Kentucky corporation ("Capitol Warehouse"). Pursuant to the Agreement and Plan of Reorganization executed at closing, a wholly-owned Kentucky subsidiary of Transit Group was merged with and into Capitol Warehouse in a reverse triangular merger, with Capitol Warehouse remaining as the surviving corporation of the merger. Upon consummation of the merger, all of the outstanding common stock of Capitol Warehouse was converted into 641,283 shares of Transit Group common stock.

     Service Express and Capitol Warehouse are truckload carriers based in Tuscaloosa, Alabama and Louisville, Kentucky, respectively.

 ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
     (a)  Financial Statements of Business Acquired

     At the time Form 8-K was filed to report the acquisitions of Service Express and Capitol Warehouse, it was impractical to provide the required financial statements for Service Express and Capitol Warehouse relative to their respective acquisitions as required by
Article 11 of Regulation S-X and this Item 7 of Form 8-K. Transit Group is filing such financial information under cover of this Form 8-K/A as the following exhibits:

     Exhibit 7.1 - Financial Statements for Service Express

     Exhibit 7.2 - Financial Statements for Capitol Warehouse

     (b)  Pro Forma Financial Information

     At the time Form 8-K was filed to report the acquisitions of Service Express and Capitol Warehouse, it was impractical to provide the pro forma financial information relative to the Service Express and Capitol Warehouse acquisitions as required by Article 11 of Regulation S-X and this Item 7 of Form 8-K. Transit Group is filing such pro forma financial information under cover of this Form 8-K/A as the following exhibit:

     Exhibit 7.3 - Pro Forma Financial Information

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSIT GROUP, INC.
Date: November 4, 1997

By:  Wayne N. Nellums
Vice President,
Chief Financial Officer and
Secretary